UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 28, 2022

Mercury Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Minuteman Road,	Andover,	Massachusetts	01810
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (978) 256-1300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MRCY	Nasdaq Global Select Market

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.
On October 26, 2022, the Board of Directors (the “Board”) of Mercury Systems, Inc. (the “Company”) approved and adopted an amendment and restatement of the Company’s amended and restated by-laws (as so amended, the “By-laws”), which became effective the same day.
The amendments revise the advance notice disclosure requirements contained in the By-laws to require a stockholder proposing business or nominating directors to provide additional information about the stockholder’s ownership of securities in the Company, including ownership of synthetic equity, as well as material litigation, relationships and interests in material agreements with or involving the Company. Further, the By-laws require the stockholder to provide additional information regarding any candidate the stockholder proposes to nominate for election as a director, including all information with respect to such nominee that would be required to be set forth in a stockholder’s notice if such nominee were a stockholder delivering such notice and a description of any direct or indirect material interest in any material contract or agreement between or among the nominating stockholder and each nominee or his or her respective associates. Additionally, the By-laws require any candidate for the Board, whether nominated by a stockholder or the Board, to provide certain background information and representations regarding compliance with the Company’s policies and guidelines and intent to serve the entire term. The By-laws also require the stockholder to provide additional information regarding the proposed business and any related agreements between the stockholder and any other beneficial holder. All disclosures must be provided with respect to all “participants” (as defined in paragraphs (a)(i)-(vi) of Instruction 3 to Item 4 of Schedule 14A) in the solicitation, and must be updated as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting.
In addition, the amendments revise the deadline in the By-laws for advance notice of business and nominations for annual meetings of stockholders and special meetings in lieu of such annual meetings, to provide that (i) notice by a stockholder must be received by the Company not less than ninety (90) nor more than one-hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu of an annual meeting, and (ii) in the event that the date of the annual meeting or special meeting not in lieu of an annual meeting is more than forty-five (45) days before or after such anniversary date, notice by a stockholder must be so received not more than one-hundred twenty (120) days prior to such meeting and not less than the later of (x) the ninetieth (90th) day prior to such meeting or, (y) the close of business on the tenth (10th) day following the day on which notice was mailed or public announcement of the date of the meeting was first made by the Company, whichever occurs first.
The amendments also address the universal proxy rules adopted by the U.S. Securities and Exchange Commission, by clarifying that no person may solicit proxies in support of a director nominee other than the Board’s nominees unless such person has complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, including applicable notice and solicitation requirements. Further, any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Board.
The amendments further clarify procedures relating to a stockholder-requested special meeting, including that a stockholder of record must first submit a written request to the Board to fix a record date for the purpose of determining the stockholders entitled to request such meeting and provide certain disclosures in connection with the request generally consist with those contained in the advance notice disclosure requirements for an annual meeting.
The Amended and Restated By-laws also update the indemnification provisions applicable to directors and officers, provide for emergency action by the Board as permitted by Massachusetts law, and incorporate ministerial, clarifying, and conforming changes.
The foregoing description is a summary and is qualified in its entirety by reference to the full text of the Amended and Restated By-laws, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	By-Laws, amended and restated, effective as of October 26, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 28, 2022	MERCURY SYSTEMS, INC.

	By:	/s/ Christopher C. Cambria
Christopher C. Cambria
Executive Vice President, General Counsel, and Secretary

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